Exhibit 10.42

_________________________________
FIRST AMENDMENT TO LOAN AGREEMENT
_________________________________

Dated as of January 5, 2018

between

PIEDMONT 1901 MARKET LLC,
as Borrower

and

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
as Lender

Deal Name: 1901 Market Street
Loan Number: 706109865

FIRST AMENDMENT TO LOAN AGREEMENT
THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made as of the 5th day of January, 2018, by and between PIEDMONT 1901 MARKET LLC, a Delaware limited liability company (“Borrower”) and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (together with its successors and assigns, “Lender”).
W I T N E S S E T H:
WHEREAS, Borrower and Lender are parties to that certain Loan Agreement dated as of June 23, 2015 (the “Original Loan Agreement”), pursuant to which Lender made, and Borrower accepted, a mortgage loan in the original principal amount of One Hundred Sixty Million and No/100 U.S. Dollars ($160,000,000.00) (the “Loan”);
WHEREAS, pursuant to Section 5.01(a)(vii) of the Original Loan Agreement, Borrower was permitted to maintain an existing subordinated loan to Borrower in an amount not to exceed $88,000,000.00 (the “Subordinate Loan”) from Piedmont Operating Partnership, L.P. (“Affiliated Subordinate Lender”), an affiliate of Borrower that is controlled, directly or indirectly, by Piedmont Office Realty Trust, Inc. during the term of the Loan, subject to the applicable terms and conditions of the Original Loan Agreement with respect thereto;
WHEREAS, as a condition to closing the Loan and permitting such Subordinate Loan to remain outstanding, Lender required that Affiliated Subordinate Lender and Lender enter into that certain Subordination and Intercreditor Agreement dated as of June 23, 2015, pursuant to which, among other things, a prepayment of the Subordinate Loan requires Lender’s reasonable approval;
WHEREAS, Borrower has informed Lender of its desire to cause the Subordinate Loan to be prepaid in full;
WHEREAS, Lender is willing to permit such prepayment in full of the Subordinate Loan provided that the Documents (as defined in the Original Loan Agreement) are modified to remove any right of Borrower to obtain or maintain any such Subordinate Loan or other indebtedness secured by the Property or equity interests in Borrower;
WHEREAS, Borrower and Lender now therefore desire to amend the Original Loan Agreement as more particularly set forth herein (the Original Loan Agreement, as modified and amended by this Amendment, the “Loan Agreement”), effective from and after the date hereof.
NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby covenant, agree, represent and warrant as follows:
1.Certain Modifications to Loan Agreement. Effective as of the date of this Amendment, the Original Loan Agreement is hereby modified as follows:
(a)Section 3.22(b) of the Original Loan Agreement is hereby deleted in its entirety, and the following is inserted in lieu thereof:
“(b)    (i) has not incurred any secured or unsecured debt except for customary and reasonable short term trade payables obtained and repaid in the ordinary course of Borrower’s business (other than the Previous Mezzanine Loan [defined below], which has been indefeasibly paid and satisfied in full as of the Mezzanine Loan Repayment Date [defined below]), and (ii) shall not incur any secured or unsecured debt except for customary and reasonable short term trade payables obtained and repaid in the ordinary course of Borrower’s business. As used herein, “Previous Mezzanine Loan” shall mean that certain loan made to Borrower by Piedmont Operating Partnership, L.P. (“Previous Affiliated Mezzanine Lender”), an affiliate of Borrower that is controlled, directly or indirectly, by Piedmont Office Realty Trust, Inc., as successor-in-interest to Wells Operating Partnership, L.P., in the original principal amount of $160,000,000.00, as reduced to $88,000,000.00 pursuant to the Second Mezzanine

Note Amendment (defined below), which Previous Mezzanine Loan was evidenced by a certain Promissory Note dated as of December 18, 2003 (the “Original Mezzanine Note”), as amended by First Amendment to Promissory Note dated November 25, 2013, and by Second Amendment to Promissory Note dated as of June 23, 2015, made by Borrower in favor of Mezzanine Lender in the amount of the Mezzanine Loan (the Original Mezzanine Note, as amended by the First Amendment to Promissory Note and by the Second Amendment to Promissory Note, is hereinafter referred to as the “Mezzanine Note”), and secured by, among other things, a Pledge of Membership Interest, dated as of December 18, 2003, from Piedmont 1901 Market Business Trust, a Delaware statutory trust and successor-by-name-change to Wells 1901 Market Business Trust and the sole member of Borrower (“Mezzanine Pledgor”), pursuant to which Mezzanine Lender was granted a security interest in all of Mezzanine Pledgor’s ownership interests in Borrower (the “Mezzanine Pledge Agreement”; the Mezzanine Note, the Mezzanine Pledge Agreement and any other documents evidencing, securing or guaranteeing the Mezzanine Loan, the Mezzanine Note or the Mezzanine Pledge Agreement or executed in connection with the Previous Mezzanine Loan, including any extensions, modifications, substitutions and consolidations thereof, are referred to collectively as the “Mezzanine Loan Documents”). Borrower hereby represents and warrants to Lender that the Previous Mezzanine Loan has been indefeasibly satisfied and paid in full by Borrower as of January 5, 2018 (the “Mezzanine Loan Repayment Date”) and that the Mezzanine Note, the Mezzanine Pledge Agreement and all other Mezzanine Loan Documents have been irrevocably terminated and cancelled as of the Mezzanine Loan Repayment Date;”
(b)Section 3.22(n) of the Original Loan Agreement is hereby deleted in its entirety, and the following is inserted in lieu thereof:

“(n)    shall separately identify, maintain and segregate its assets. Borrower’s assets shall at all times be held by or on behalf of Borrower and, if held on behalf of Borrower by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by Borrower. This restriction requires, among other things, that (i) except for Borrower’s funds in the Central Account, Borrower’s funds shall be deposited or invested in Borrower’s name, (ii) except for Borrower’s funds in the Central Account, Borrower’s funds shall not be commingled with the funds of any Affiliate of same or any other person or entity, (iii) except for Borrower’s funds in the Central Account, Borrower shall maintain all accounts in its own name (and, unless Borrower is a “disregarded entity” for United States tax purposes, with its own tax identification number), separate from those of any Affiliate of same or any other person or entity, and (iv) Borrower’s funds shall be used only for the business of Borrower. Notwithstanding the foregoing provisions of this Section 3.22(n), Excess Cash Flow (defined below) and Borrower’s Allocated Amount (defined below) of the Shared Operating Expenses (defined below) from the Property (Excess Cash Flow and Borrower’s Allocated Amount of Shared Operating Expenses are referred to collectively as “Certain Property Revenues”) may be transferred or deposited into a centralized bank account (the “Central Account”) maintained in the name of Piedmont Operating Partnership, L.P. (“POP”). POP is wholly owned, directly and indirectly, by Piedmont Office Realty Trust, Inc. (“PORT”), and PORT utilizes the Central Account to collect the Shared Operating Expenses and revenue generated from other real estate owned directly or indirectly by PORT and, subject to the requirements of this Section 3.22, uses such revenues to pay certain portfolio-level expenses such as insurance premiums for blanket insurance policies and shared overhead costs. As used herein, the term “Excess Cash Flow” means, for any period, the sum (determined in accordance with generally accepted accounting principles, consistently applied), with appropriate adjustments for non-cash items, of (i) net operating income (calculated as all income derived from the operation of the Property after payment of taxes and expenses) minus (ii) actual payments of the regularly scheduled principal and interest under the Documents (to the extent not otherwise deducted in determining net operating income above, and calculated at the Note Rate, or at the Default Rate, if applicable) and other payments due and payable in accordance with the Documents during such period, minus (iii) payments into any reserves required under the Documents, and minus (iv) without duplication of the foregoing, Borrower’s Allocated Amount of the Shared Operating

Expenses. As used herein, the term “Shared Operating Expenses” shall mean the costs of maintaining and operating the portfolio of real properties indirectly owned by PORT, including, but not limited to insurance premiums for blanket insurance policies, franchise and other business taxes due to the Commonwealth of Pennsylvania and the City of Philadelphia, operating expenses of the real property, rent for shared office space and other overhead expenses of PORT and its affiliates (including Borrower). As used herein, the term “Borrower’s Allocated Amount” shall mean the reasonable pro rata allocation to Borrower of the Shared Operating Expenses. Certain Property Revenues may be deposited into the Central Account so long as (x) at all times Borrower’s Share (defined below) of the funds in the Central Account can readily be individually identified for accounting purposes as assets of Borrower and (y) Certain Property Revenues deposited into the Central Account shall only be used or disbursed for purposes of disbursements or distributions made by or on behalf of Borrower or the Property, and not for any other purpose (“1901 Market Disbursements”). Without limiting the foregoing, Lender acknowledges that any Excess Cash Flow deposited into the Central Account prior to an Event of Default shall be deemed to be a distribution from Borrower to PORT. “Borrower’s Share” of the Central Account shall be the amount, determined from time to time from and after the date hereof, by which Certain Property Revenues that are deposited into the Central Account exceed the amount of all 1901 Market Disbursements paid from the Central Account. Borrower shall pay or cause to be paid its own liabilities and expenses of any kind only out of its own separate funds and assets, or out of the Central Account, but only to the extent of Borrower’s Share;”
(c)Section 5.01(a)(i) of the Original Loan Agreement is hereby deleted in its entirety, and the following is inserted in lieu thereof:
“(i)    Borrower shall sell, convey, assign, transfer, dispose of or be divested of its title to the Property, convey security title to the Property, or mortgage, encumber or cause to be encumbered the Property or any interest therein, in any manner or way, whether voluntary or involuntary;”
(d)Section 5.01(a)(vii) of the Original Loan Agreement is hereby deleted in its entirety, and the following is inserted in lieu thereof:
“(vii)    Borrower shall (A) obtain any secured or unsecured debt except for customary and reasonable short-term trade payables obtained and repaid in the ordinary course of Borrower’s business, or (B) guarantee, or otherwise agree to be liable for (whether conditionally or unconditionally), any obligation of any person or entity.”
2.Definition of Loan Agreement and Documents. From and after the date hereof, the definition of and all references in the Documents to the “Loan Agreement” are hereby modified to mean and refer to the Original Loan Agreement, as amended by this Amendment, and as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time. The term “Documents” as defined in the Original Loan Agreement shall henceforth expressly include this Amendment.

3.No Other Amendments. Except as specifically modified and amended hereby, all other terms, conditions, and covenants contained in the Original Loan Agreement and the other Documents shall remain unmodified and in full force and effect.

4.Capitalized Terms. All capitalized terms used herein but not defined herein shall have the meaning ascribed thereto in the Original Loan Agreement.

5.Counterparts. This Amendment may be executed in one or more counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one complete such counterpart.

6.Governing Law. This Amendment shall be governed by Pennsylvania law, without regard to conflicts of law principles.

7.No Offsets or Defenses. Borrower hereby acknowledges, confirms and warrants to Lender that, as of the date hereof, Borrower has no claims or any offset, defense, claim, right of set-off or counterclaim against Lender under, arising out of or in connection with this Amendment, the Loan Agreement, the Note, or any of the other Documents.

8.Enforceability. Borrower represents and warrants that this Amendment constitutes the legal, valid and binding obligation of Borrower, enforceable against such Borrower in accordance with its terms.

9.Organization. Borrower represents and warrants that as of the date hereof, Borrower (i) is a duly organized and validly existing limited liability company in good standing under the laws of the State of its formation, (ii) has the requisite power and authority to carry on its business as now being conducted, (iii) is duly qualified to do business in each jurisdiction in which the nature of its business makes such qualification necessary or desirable, and (iv) has the requisite power to execute and deliver, and perform its obligations under, this Amendment.

10.Authorization of Borrower. Borrower represents and warrants that the execution and delivery by Borrower of this Amendment and Borrower’s performance of its obligations hereunder (i) have been duly authorized by all requisite action on the part of Borrower, (ii) will not violate in any material respect any provision of any applicable legal requirements, decree, injunction or demand of any court or other governmental authority, any organizational document of Borrower or any indenture or agreement or other instrument to which Borrower is a party or by which Borrower is bound, (iii) will not be in conflict in any material respect with, result in a material breach of, or constitute (with due notice or lapse of time or both) a material default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of Borrower pursuant to, any such indenture or agreement or instrument. Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental authority or other agency in connection with or as a condition to the execution, delivery or performance of this Amendment. This Amendment has been duly authorized, executed and delivered by Borrower.

11.Reaffirmation of Loan Documents. Borrower hereby (i) unconditionally ratifies and confirms and reaffirms all of its obligations under the Documents to which it is a party, as specifically modified by this Amendment, (ii) acknowledges and agrees that such obligations remain in full force and effect, and are binding on and enforceable in accordance with the terms, covenants and conditions of the Documents, as specifically modified by this Amendment, without impairment, and Borrower remains unconditionally liable to Lender in accordance with the terms, covenants and conditions of the Documents to which it is a party, as specifically modified by this Amendment, (iii) ratifies and confirms and reaffirms in all respects and without condition, all of the terms, covenants and conditions set forth in the Documents to which it is a party, as specifically modified by this Amendment, (iv) represents and warrants that all representations and warranties made by “Borrower” contained in the Documents to which it is a party are true and correct in all material respects as if made on the date hereof (except in each case for representations and warranties which by their terms are expressly applicable only to an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date) and are not limited in any way by the representations and warranties set forth in this Amendment, and (v) represents, warrants and covenants that there are no defenses, offsets or counterclaims against the Obligations or with respect to any of its obligations under the Documents to which it is a party. This Amendment shall not be construed to impair the security or affect any rights or powers which Lender or its successors may have under this Amendment or the Documents.

12.Reaffirmation of Environmental Indemnity. Borrower hereby (i) unconditionally ratifies and confirms and reaffirms Borrower’s obligations under the Environmental Indemnity, (ii) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against Borrower in accordance with the terms, covenants and conditions of the Environmental Indemnity without impairment, and Borrower remains unconditionally liable to Lender in accordance with the terms, covenants and conditions of the Environmental Indemnity, (iii) ratifies and confirms and reaffirms in all respects and without condition, all of the terms, covenants and conditions set forth in the Environmental Indemnity and (iv) represents and warrants that, to its knowledge, all representations and warranties made by Borrower and contained in the Environmental Indemnity remain true and correct in all material respects as if made on the date hereof (except in each case for representations and warranties which by their terms are expressly applicable only to an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date). This Amendment shall not be construed to impair the security or affect any rights or powers which Lender or its successors may have under the Environmental Indemnity. Borrower acknowledges that it will receive substantial economic and other benefits from this Amendment.

13.Survival of Representations and Warranties. Without in any way limiting any provision of any Document which provides for a longer period of survival, Borrower hereby agrees that (i) all representations and warranties made by Borrower in this Amendment shall continue for so long as any amount remains owing to Lender under the Note or any of the other Documents, and (ii) all representations, warranties, covenants and agreements made in this Amendment shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

14.Modifications. This Amendment may not be amended, modified or otherwise changed in any manner except by a writing executed by all of the parties hereto.

15.Severability. In case any provision of this Amendment shall be invalid, illegal or unenforceable, such provision shall be deemed to have been modified to the extent necessary to make it valid, legal and enforceable. The validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16.Further Assurances. Borrower shall execute and deliver such further instruments and perform such further acts as may be requested by Lender from time to time to confirm the provisions of this Amendment and the Documents, to carry out more effectively the purposes of this Amendment and the Documents, or to confirm the priority of any lien created by any of the Documents.

17.Successors and Assigns. This Amendment applies to, inures to the benefit of, and binds all parties hereof, their heirs, legatees, devisees, administrators, executors, and permitted successors and assigns.

18.Full Force and Effect. The Documents remain in full force and effect. None of the representations, warranties or covenants contained herein shall in any way limit any representation, warranty or covenant contained in any Document.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]
[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Amendment has been executed by Borrower and Lender as of the day and year first above written.
BORROWER:
PIEDMONT 1901 MARKET LLC, a Delaware limited liability company

By:	Piedmont 1901 Market Business Trust, a Delaware statutory trust, its sole member

By:    /s/ Robert E Bowers [SEAL]
Name:    Robert E. Bowers
Title:     Regular Trustee

STATE OF GEORGIA

COUNTY OF ~~FULTON~~ GWINNETT

On this, the _____ day of January, 2018 , before me a Notary Public, personally appeared ____________________ who acknowledged himself/herself to be ____________________of Piedmont 1901 Market Business Trust, a Delaware statutory trust, the sole member of Piedmont 1901 Market LLC, a Delaware limited liability company, and that he/she as such, being authorized to do so, executed, the foregoing instrument for the purposes therein contained by signing the name of the trust by himself/herself as ____________________.

IN WITNESS WHEREOF, I have set my hand and Notarial seal.

Notary Public
[SEAL]
My Commission Expires: ____________________________________

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE
SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AGREEMENT]

LENDER:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

By:/s/ Cheryl T. Esteridge

Name:	Cheryl T. Esteridge

Title:	Second Vice President

[CORPORATE SEAL]

STATE OF TEXAS

COUNTY OF DALLAS
On this, the ______ day of January, 2018, before me a Notary Public, personally appeared _________________________, who acknowledged himself/herself to be a ___________ Vice President of The Prudential Insurance Company of America, a New Jersey corporation, and that he/she as such, being authorized to do so, executed, the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself/herself as _____ Vice President.

IN WITNESS WHEREOF, I have set my hand and Notarial seal.

Notary Public
[SEAL]
My Commission Expires: ____________________________________